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                                                                    EXHIBIT 10.8

                                 BAY CITIES BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (the "Participation Agreement") is entered into as of this 25th day of January, 2002 by and between Bay Cities Bank (the "Employer"), and GREG BRYANT, an executive of the Employer (the "Participant").

                                    RECITALS:

         WHEREAS, the Employer has adopted the Bay Cities Bank Supplemental Executive Retirement Plan ("Plan") effective as of January 25, 2002, and the Administrator has determined that the Participant shall be eligible to participate in the Plan on the terms and conditions set forth in this Participation Agreement and the Plan.

         NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants set forth herein, the parties agree as follows:

         1. DEFINITIONS. Except as otherwise provided, or unless the context otherwise requires, the terms used in this Participation Agreement shall have the same meanings as set forth in the Plan.

         2. PLAN. Plan means the Bay Cities Bank Supplemental Executive Retirement Plan, as the same may be altered or supplemented in any validly executed Participation Agreement.

         3. INCORPORATION OF PLAN. The Plan, a copy of which is attached hereto as Exhibit A, is hereby incorporated into this Participation Agreement as if fully set forth herein, and the parties hereby agree to be bound by all of the terms and provisions contained in the Plan. The Participant hereby acknowledges receipt of a copy of the Plan and, subject to the foregoing, confirms his understanding and acceptance of all of the terms and conditions contained therein.

         4. EFFECTIVE DATE OF PARTICIPATION. The effective date of the Participant's participation in the Plan shall be January 25, 2002 (the "Participation Date").

         5. NORMAL RETIREMENT AGE. The Participant's Normal Retirement Age for purposes of the Plan and this Participation Agreement is age sixty-five (65).

         6. PROHIBITION AGAINST FUNDING. Should any investment be acquired in connection with the liabilities assumed under this Plan and Participation Agreement, it is expressly understood and agreed that the Participants and Beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their Beneficiaries, or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is
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the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Participant shall be required to look to the provisions of the Plan and to the Employer itself for enforcement of any and all benefits due under this Participation Agreement, and, to the extent the Participant acquires a right to receive payment under the Plan and this Participation Agreement, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under the Plan and this Participation Agreement.

         7. PROVISIONS RELATED TO SERP BENEFIT.

                  a. BENEFIT. The SERP Benefit for the Participant shall be an annual payment of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000), for a period of fifteen
                           (15) years beginning in the year of the last to occur of Participant's termination of employment or attaining Normal Retirement Age; provided, however, that the amount of such annual payment shall be subject to the vesting provisions set forth in subparagraph b. below.

                  b. VESTING. Participant's right to payment of the SERP Benefit shall begin to vest after completion of ten
                           (10) continuous Years of Service from the date hereof. For each Year of Service thereafter completed, Participant shall vest in and be entitled to a percentage of the SERP Benefit described in subparagraph a. above along the following schedule:

                           YEARS OF SERVICE          PERCENTAGE VESTED
                           ----------------          -----------------

                                  1                  Ten Percent (10%)

                                  2 Fifteen Percent (15%) plus amounts previously vested for a total of Twenty-Five
                                                     Percent (25%)

                                  3 Fifteen Percent (15%) plus amounts previously vested for a total of Forty
                                                     Percent (40%)

                                  4 Fifteen Percent (15%) plus amounts previously vested for a total of Fifty-Five
                                                     Percent (55%)

                                  5 Fifteen Percent (15%) plus amounts previously vested for a total of Seventy
                                                     Percent (70%)

                                  6 Fifteen Percent (15%) plus amounts previously vested for a total of Eighty-Five
                                                     Percent (85%)

                                  7 Fifteen Percent (15%) plus amounts previously vested for a total of One Hundred
                                                     Percent (100%)

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                  c.       If Participant shall terminate employment before
                           becoming fully vested in accordance with the foregoing schedule, then the Employer shall begin paying Participant the percentage of the SERP Benefit in which the Participant was vested at the time of termination of employment when the Participant attains or would have attained Normal Retirement Age. In the alternative, the Employer may, at its sole option, pay to the Participant the present commuted value of such SERP Benefit payment, calculated as of the date of termination of employment in accordance with generally accepted actuarial principles. In the event Participant terminates employment prior to becoming vested in at least some percentage of the SERP Benefit in accordance with the foregoing schedule, the Participant shall forfeit any and all rights to payment of the SERP Benefit.

                  d. CHANGE OF CONTROL. Notwithstanding the forgoing provisions, upon the occurrence of a Change of Control, as defined in the Plan, Participant shall immediately become One Hundred Persons (100%) vested in the SERP Benefit as described in subparagraph a. above.

                  e. PARTICIPANT DISABILITY. Notwithstanding the foregoing provisions, if Participant terminates employment due to Disability, Participant shall immediately become On Hundred Percent (100%) vested in the SERP Benefit as described in paragraph a above.

                  f. FORM OF SERP BENEFIT PAYMENT. The annual SERP Benefit will be paid equally in monthly installments during the payment period. Each monthly installment shall equal one-twelfth of the total annual SERP Benefit. Upon the Participant's death all remaining payments shall be paid to the Participant's Beneficiary(ies). Such distribution of the aforementioned SERP Benefit shall commence on the first day of the calendar month next following the Participant's Normal Retirement or death.

                  g. BENEFICIARY. Each Participant may, from time to time, designate one or more persons (who may be any one or more members of such person's family or other persons, administrators, trusts, foundations or other entities) as his Beneficiary under the Participation Agreement. Such designation shall be made on a form prescribed by the Administrator (example of such form is attached hereto as Exhibit B). Each Participant may at any time, and from time to time, change any previous Beneficiary designation, without notice to or consent of any previously designated Beneficiary, by amending his previous designation on a form prescribed by the Administrator. If no person shall be designated by the Participant as a Beneficiary, or if the designated Beneficiary shall not survive the Participant, payment of his interest shall be made to the Participant's estate. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.

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         8. GENERAL PROVISIONS

                  a.       NO ASSIGNMENT.

                           No benefit under the Participation Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such action shall be void for all purposes of the Participation Agreement. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

                  b.       HEADINGS.

                           The headings contained in the Participation Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of this Plan nor in any way shall they affect this Participation Agreement or the construction of any provision thereof.

                  c.       TERMS.

                           Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

                  d.       SUCCESSORS.

                           This Participation Agreement shall be binding upon each of the parties and shall also be binding upon their respective successors the Employer's assigns.

                  e.       AMENDMENTS.

                           This Participant Agreement may not be modified or amended except by a duly executed instrument in writing signed by the Employer and the Participant.

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         IN WITNESS WHEREOF, each of the parties has caused this Participation
Agreement to be executed as of the day first above written.


PARTICIPANT:                               BAY CITIES BANK:


                                           By:
------------------------------                 ---------------------------------
GREG BRYANT

                                           Title:
                                                  ------------------------------


ATTESTED:                                  ATTESTED:

By: __________________________             By: _________________________________


Title: _______________________             Title: ______________________________



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                                    EXHIBIT A

                                 BAY CITIES BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                       6
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                                    EXHIBIT B

                             BENEFICIARY DESIGNATION

         In the event of the Participant's death, any benefits to which the Participant may be entitled shall be paid to the Beneficiary designated below. This Beneficiary Designation shall be subject to the terms and conditions set forth in the Plan and shall supersede all prior Beneficiary Designations made by the Participant. This Beneficiary Designation shall be attached to and become part of that certain Participation Agreement, dated as of _________________, 2002, between the Employer and the Participant.

                  Primary Beneficiary:



                  Secondary Beneficiary:



         IN WITNESS WHEREOF, the Participant has executed this Beneficiary Designation as of the date indicated.


                                         ---------------------------------------
                                         Signature


                                         ---------------------------------------
                                         Printed Name of Participant


                                         Dated:
                                               ---------------------------------



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